Exhibit 99.1

Foundation Medicine Reports Preliminary 2015 Results and Provides 2016 Business Outlook, including Commercial Launch of its ctDNA Assay

Achieves Revenue of Approximately $93.2 Million, a 53% Year Over Year Increase

Reports Approximately 33,000 Clinical Tests in 2015, a 36% Year Over Year Increase

CAMBRIDGE, Mass.--(BUSINESS WIRE)--January 11, 2016--Foundation Medicine (NASDAQ:FMI) today announced preliminary unaudited total revenue of approximately $26.1 million in the fourth quarter of 2015 and $93.2 million for the full year ended December 31, 2015, a 39% and 53% increase from the $18.7 million and $61.1 million recorded in the fourth quarter and full year ended December 31, 2014, respectively. The company reported 8,286 clinical tests to ordering physicians in the fourth quarter of 2015, compared to a total of 7,233 tests reported during the fourth quarter of 2014. A total of 32,998 clinical tests were reported to ordering physicians for the full year ended December 31, 2015, compared to 24,271 clinical tests reported in 2014. Cash, cash equivalents and marketable securities at December 31, 2015, was approximately $232 million.

“Foundation Medicine achieved significant strategic and operational advances across all aspects of our molecular information business in 2015 that position the Company for continued growth in 2016 and beyond,” stated Michael J. Pellini, M.D., chief executive officer of Foundation Medicine. “Specifically, we grew our commercial business and our molecular information platform to more than 68,000 cases, expanded our biopharmaceutical business both in terms of the number of partners and revenue, strengthened our leadership position through our collaboration with Roche, and secured our first national payer contract for metastatic non-small cell lung cancer with United Healthcare.”

2015 Enterprise Highlights:

  Completed a strategic transaction with Roche to further advance Foundation Medicine's market-leading position in molecular information and expand access to the company's products globally.
  Grew biopharmaceutical revenue by approximately 80% in 2015 and added new molecular information and companion diagnostic collaborations with Roche, H3 Biomedicine, Mirati Therapeutics, and several other partners.
  Improved patient access to comprehensive genomic profiling by signing a national agreement with United Healthcare for FoundationOne® in metastatic non-small cell lung cancer. Additionally, Palmetto GBA, a Medicare Administrative Contractor (MAC), announced a final local coverage determination for comprehensive genomic profiling in a subset of patients with non-small cell lung cancer.
  Expanded its molecular information platform to more than 68,000 cases.
  Advanced its circulating tumor DNA (ctDNA) assay program by initiating a large, multi-center clinical study to support the anticipated commercial launch of the assay in 2016. The ctDNA assay was launched to biopharmaceutical partners in 2015, as planned.
  Launched the Precision Medicine Exchange Consortium™ (PMEC) with leading academic medical centers and community oncology networks to advance the integration of molecular information into clinical oncology and accelerate the adoption of precision care.
  Launched decision support tools to help improve utilization of molecular information by oncologists and pathologists, including enhancements to FoundationICE™, such as PatientMatchTM and the introduction of GeneKitTM, a genomics solutions portal for pathologists.
  Published 56 peer-reviewed manuscripts in top medical and scientific journals and presented 101 podium talks and posters at scientific and medical meetings.

2016 Outlook

The company expects revenue in 2016 will be in the range of $110 to $120 million and operating expenses will be in the range of $175 and $185 million. The company expects to deliver between 37,000 and 40,000 FoundationOne® and FoundationOne® Heme clinical tests in 2016. The company also expects to expand upon progress made in 2015 with Palmetto and commercial payers and drive additional coverage decisions.

As part of its commitment to providing healthcare practitioners with a full suite of analytically validated genomic profiling assays to support precision medicine in oncology, the company plans to expand its offering of molecular information products with the commercial launch of its ctDNA assay in the first quarter 2016. The assay is being rigorously evaluated as part of an ongoing, multi-center study to identify patients who are most likely to benefit from liquid-based genomic profiling. The study will also provide the analytic validation mandated for clinical use of a commercial ctDNA assay. To further support the commercial launch of the assay, the laboratory will have expansion capability for a QSR-compliant version of the assay to support companion diagnostics for potential FDA approval.

Complete quarterly and full year financial results will be announced during the company’s fourth quarter and fiscal year 2015 financial results conference call in February. This press release contains certain unaudited financial results for the company. These unaudited results could change as a result of further review by the company’s management and its independent auditors.

Dr. Pellini is scheduled to present at the 34th Annual J.P. Morgan Healthcare Conference on Wednesday, January 13, 2016, at 9:30 a.m. PST, in San Francisco. A live, listen-only webcast of the presentation and breakout session may be accessed by visiting the investors section of the company's website at investors.foundationmedicine.com. A replay of the webcast will be available shortly after the conclusion of the presentation and breakout session and will be archived on the company's website for two weeks.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient's unique cancer. The company's clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies and sarcomas, provide a comprehensive genomic profile to identify the molecular alterations in a patient's cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine's molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks, and FoundationICETM, GeneKitTM, PatientMatchTM and Precision Medicine Exchange ConsortiumTM are trademarks, of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Foundation Medicine's test, revenue or operating expense projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the launch of a ctDNA clinical assay is delayed or discontinued; the company's expectations and beliefs regarding the future conduct and growth of Foundation Medicine's business are inaccurate; Foundation Medicine is unable to achieve profitability, to compete successfully, to manage its growth, or to develop its molecular information platform; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Foundation Medicine’s subsequent filings with the Securities and Exchange Commission. With respect to Foundation Medicine’s estimated cash, revenue, clinical tests and other financial and business results as of and for the year ended December 31, 2015, it should be noted that this information is unaudited and that the company has not finalized its financial and business results for the three and twelve months ended December 31, 2015. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

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